EXHIBIT 21

TUPPERWARE CORPORATION
Active Subsidiaries
As of March 21, 2002

The following subsidiaries are wholly owned by Tupperware Corporation or a subsidiary of Tupperware Corporation (degree of remoteness from the registrant is shown by indentations).
Tupperware Corporation
Dart Industries Inc.
Tupperware Espana, S.A.
Tupperware, Industria Lusitana de Artigos Domesticos, Limitada
Tupperware (Portugal) Artigos Domesticos, Lda.
Deerfield Land Corporation
Tupperware Far East, Inc.
Tupperware Turkey, Inc.
Dart Far East Sdn. Bhd.
Dart de Venezuela, C.A.
Tupperware Colombia S.A.
Dart do Brasil Industria e Comercio Ltda.
Daypar Participacoes Ltda
Academia de Negocios S/C Ltda.
Tupperware Hellas S.A.I.C.
Tupperware Del Ecuador Cia. Ltda.
Dart Industries Hong Kong Limited
Dart Industries (New Zealand) Limited
Tupperware New Zealand Staff Superannuation Plan
Dart, S.A. de C.V.
Servicios Especializados de Arrendamiento en Latinoamerica S.A. de C.V.
Dartco Manufacturing Inc.
Premiere Products, Inc.
Premiere Korea Ltd.
Premiere Marketing Company
Exportadora Lerma, S.A. de C.V.
Tupperware Australia Pty. Ltd.
Tupperware Singapore Pte. Ltd.
Newco Logistica e Participacoes Ltda.
Centro de Distribuicao RS Ltda.
Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.
Distribuidora Comercial Paulista de Plasticos Ltda.
Centro de Distribuicao Mineira de Produtos de Plastico Ltda.
Distribuidora Esplanada de Produtos Plasticos Ltda.
Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.
Distribuidora Baiana de Produtos Plasticos Ltda
Uniao Norte Distribuidora de Produtos Plasticos Ltda
Eixo Sul Brasileiro de Artigos Domesticos Ltda.
Centro Oeste Distribuidora de Produtos Plasticos Ltda.
Premiere Manufacturing, Inc.
Tupperware U.S., Inc.
Tupperware Distributors, Inc.
Tupperware Factors Inc.
Tupperware.com, Inc.
Tupperware Canada Inc.
Dart Staff Superannuation Fund Pty Ltd.
Importadora Y Distribuidora Importupp Limitada
Tupperware Iberica S.A.
Tupperware (Thailand) Limited
Tupperware Uruguay S.A.
Dart Executive Pension Fund Limited
Dart Pension Fund Limited
Tupperware U.K. Holdings, Inc.
The Tupperware Foundation
Tupperware Products, Inc.
Tupperware de El Salvador, S.A. de C.V.
Tupperware del Peru S.R.L.
Dart Holdings, S. de R.L.
Tupperware Honduras, S. de R.L.
Tupperware de Costa Rica, S.A.
Tupperware de Guatemala, S.A.
Asociacion Nacional de Distribuidores de Productos Tupperware, A.C.
Tupperware International Holdings Corporation
Tupperware International Holdings BV
Tupperware Israel Ltd.
Tupperware Belgium N.V.
Tupperware France S.A.
Tupperware Polska Sp.zo.o
Dart Argentina S.A.
TWP S.A.
Tupperware Asia Pacific Holdings Private Limited
Tupperware India Private Limited
Tupperware China, LLC
Tupperware (China) Company Limited
Dart (Philippines), Inc.
Tupperware Realty Corporation
Tupperware Philippines, Inc.
Tupperware Holdings B.V.
Tupperware Services GmbH
Tupperware, Ltd.
Tupperware Nederland Properties B.V.
Tupperware Nederland B.V.
Tupperware Deutschland GmbH
Tupperware Osterreich G.m.b.H.
Tupperware Southern Africa (Proprietary) Limited
Tupperware Products B.V.
Tupperware (Suisse) SA
Tupperware Products S.A.
Tupperware d.o.o.
Tupperware Bulgaria EOOD
Tupperware Eesti OU
UAB "Tupperware"
SIA Tupperware Latvia
Tupperware Luxembourg S.ar.l.
Tupperware Slovakia s.r.o.
Tupperware Morocco
Tupperware Asset Management Sarl
Diecraft Australia Pty. Ltd.
Tupperware Egypt Ltd
Tupperware East Africa Limited
Tupperware Italia S.p.A.
Tupperware General Services N.V.
Japan Tupperware Co., Ltd.
Tupperware Trading Ltd.
Tupperware Czech Republic, spol. s.r.o.
Tupperware United Kingdom & Ireland Limited
Tupperware Nordic A/S
Tupperware Global Center SARL
Tupperware Panama, S.A.
Dart Manufacturing India Pvt. Ltd.
Premiere Products Mexico, S. de R.L.
BeautiControl Mexico, S. de R.L.
PT Imawi Benjaya
Tupperware Finance Holding Company B.V.
Tupperware Finance Company B.V.
Tupperware Holdings Corporation
Tupperware Home Parties Corporation
Tupperware Export Sales, Ltd.
Tupperware Services, Inc.
Tupperware Holdings Ltd.
BeautiControl, Inc.
BC International Cosmetic & Image Services, Inc.
BeautiControl Canada, Ltd.
BeautiControl International, Inc.
BeautiControl International Services, Inc.
BeautiControl Asia Pacific Inc.
BeautiControl Hong Kong, Inc.
BeautiControl Japan, Inc.
BeautiControl Taiwan, Inc.
Eventus International, Inc.
JLH Properties, Inc.
BeautiControl Cosmeticos do Brasil Ltda.
International Investor, Inc.